UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 7, 2005

PAVILION BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation) 135 East Maumee Street Adrian, Michigan (Address of principal executive office)	000-30521 (Commission File Number)	38-3088340 (IRS Employer Identification No.) 49221 (Zip Code)

Registrant’s telephone number, including area code: (517) 265-5144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5.   Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        Richard J. DeVries, President and CEO of Pavilion Bancorp, Inc., has announced the resignation of the Corporation's Chief Financial Officer, William A. Kirsten, effective Monday, March 7, 2005. Mr. Kirsten had been with the Corporation since September 2004.

        Mark Wolfe, Pavilion Bancorp's current Controller, has been named Interim Chief Financial Officer and will serve in that capacity until the position is filled.

Section 9.   Financial Statements and Exhibits

Item 9.01(c). Exhibit

Press Release Dated March 8, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 8, 2005	PAVILION BANCORP, INC. (Registrant) By: /s/ Pamela S. Fisher —————————————— Pamela S. Fisher Corporate Secretary

EXHIBIT INDEX

99.1	Press Release Dated March 8, 2005.

EXHIBIT 99.1

135 East Maumee Street Adrian, Michigan 49221 pavilionbancorp.com

MEDIA RELEASE

For Immediate Release--March 8, 2005	Contact:	Pamela S. Fisher Corporate Secretary Ph: (517) 266-5054 pfisher@pavilionbancorp.com

Pavilion Bancorp Inc., Announces Resignation of Chief Financial Officer

Adrian, Michigan — Richard J. DeVries, President and CEO of Pavilion Bancorp, Inc., has announced the resignation of the Corporation's Chief Financial Officer, William A. Kirsten, effective Monday, March 7, 2005. Mr. Kirsten had been with the Corporation since September 2004.

Mark Wolfe, Pavilion Bancorp's current Controller, has been named Interim Chief Financial Officer and will serve in that capacity until the position is filled.

About Pavilion Bancorp, Inc.

Pavilion Bancorp, Inc. is the parent company of Bank of Lenawee and Bank of Washtenaw. Pavilion Bancorp, Inc. is traded on the OTC Bulletin Board under the symbol PVLN. Stifel Nicolaus, of Dublin, Ohio, is the primary market maker in the stock. Investor relations information is available at pavilionbancorp.com.